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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         MALAN REALTY INVESTORS, INC.
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                (Name of Registrant as Specified In Its Charter)

                      KENSINGTON INVESTMENT GROUP, INC.
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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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KENSINGTON LOGO

Dear Fellow Shareholder:                                             May 1, 2000

We have sent you two prior letters introducing ourselves and outlining our problems with the current board and management of Malan Realty Investors, Inc. While many shareholders like you agree that Malan needs new leadership, several have asked us, "Why will Kensington be better for the investors in Malan?"

Answering this is challenging. First, because it is hard to tell you all about Kensington in the space of a short letter. Secondly, because the management of Malan has sent you a tremendous amount of statistics which allege they are doing a good job and make false allegations about Kensington.

Ultimately, we hope you will focus on two simple facts in making your decision.

- Actions speak louder than words: Management and the board's actions are clearly hostile to shareholders. They have enriched and entrenched themselves while the stock has declined. They also have engaged in questionable business practices. They even intentionally sent incomplete and misleading proxy materials that may have caused you to unwittingly give them your vote.

- Kensington's only priority is shareholder value: Like you, we and our clients are simply investors in Malan Realty. Kensington manages mutual funds and retirement plans. We and our families have significant personal investments alongside our clients in these funds. We want to protect this investment from price deterioration, self-interested management, and a poorly qualified board. There is no conflict between what is good for you as shareholders and what is good for us.

I founded Kensington with a focus on investors and I believe you have to add value when managing other people's money. This is one of those times I'm proving to investors just like you that I really mean what I say. Let me share with you that a proxy contest is not fun. It is time consuming and expensive. But the problems at Malan Realty are so serious that we must act to protect our mutual investment.

I ask for your support. Please sign, date and return the GOLD proxy card today.

Very truly yours,

John Kramer
President
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                                 IMPORTANT NOTE

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                              MAIL YOUR PROXY CARD
                             BY FRIDAY, MAY 5, 2000
                           TO MAKE SURE YOUR VOTE IS
                                RECEIVED ON TIME

               ONLY THE LAST PROXY CARD YOU SIGN AND DATE COUNTS

               If you voted on management's white proxy, you can
                still support Kensington by signing, dating and
                          mailing the GOLD proxy card.

              IT IS YOUR LEGAL RIGHT TO CHANGE YOUR VOTE ANY TIME
                   UNTIL THE ANNUAL MEETING ON MAY 10, 2000.

                 CALL OUR PROXY SOLICITORS AT 800-223-2064 WITH
                                   QUESTIONS